EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-130082 on Form S-8 of CSB Bancorp, Inc. and in the Registration Statement on Form S-8 of The Commercial & Savings Bank 401(k) Retirement Plan of our report dated March 7, 2013, relating to our audit of the consolidated financial statements included in the Annual Report on Form 10-K of CSB Bancorp, Inc. for the year ended December 31, 2012.

/s/ S.R. Snodgrass A.C.
Wexford, Pennsylvania
March 25, 2013